EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned hereby certifies that the Form 10-K Annual Report of Breeze-Eastern Corporation (the Company) for the annual period ended March 31, 2009, filed with the Securities and Exchange Commission on the date hereof (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Robert L.G. White
Robert L.G. White,
President & Chief Executive Officer

Date: May 29, 2009

/s/  Joseph F. Spanier
Joseph F. Spanier,
Chief Financial Officer

Date: May 29, 2009